Exhibit 99.1

Methode Electronics, Inc. Reports Fiscal 2027 First Quarter Financial Results

Continued transformation progress drove robust revenue growth and operational excellence gains

Consolidated Fiscal First Quarter 2027 Highlights

•
Net sales of $265.4 million, up 10.4% year-over-year
•
Net loss of $11.4 million, compared to $10.3 million in prior-year period
•
Adjusted EBITDA of $13.7 million compared to $15.7 million in prior-year period
•
Net repayment on debt of $10.1 million in the quarter reflecting disciplined balance sheet management
•
Booked new non-data center awards totaling $75 million of peak annual revenue or ~$400 million of lifetime revenue
•
Subsequent to quarter-end, amended revolving credit facility to extend certain maturities one year to October 2028
•
The Company affirmed its fiscal 2027 guidance

Southfield, MI – September 2, 2026 – Methode Electronics, Inc. (NYSE: MEI), a leading global supplier of custom-engineered solutions for power distribution, user interface, lighting, and sensor applications, today announced financial results for the first quarter of fiscal 2027 ended August 1, 2026.

President and Chief Executive Officer Jon DeGaynor said, "We delivered a strong start to fiscal 2027, with net sales up 10%, driven primarily by higher volumes across our industrial portfolio, led by data centers. However, one-time costs, including the impact of last year’s dataMate divestiture and our investments in talent and capabilities, more than offset the higher sales and operational improvements. Absent the impact of the divestiture, Adjusted EBITDA would have increased year-over-year."

Mr. DeGaynor continued, “We booked new non-data center awards representing $75 million of peak annual revenue, or approximately $400 million of lifetime revenue - proof of the commercial momentum we are building as our execution improvements continue to translate into results with customers. Our transformation is a multi-year effort, and progress won't always be linear, but I'm confident we have the right strategy and the right team in place to deliver sustainable, profitable growth and long-term value for our shareholders."

Consolidated Fiscal First Quarter 2027 Financial Results

Methode's net sales were $265.4 million, compared to $240.5 million in the same quarter of fiscal 2026. The increase was primarily driven by higher Industrial segment volumes and mix, partially offset by the impact of the sale of the dataMate business and consumer appliance program roll-offs.

Gross profit was $47.7 million, up from $43.5 million in the prior-year quarter, primarily reflecting higher Industrial sales volumes and mix as well as operational improvements across the business, partially offset by higher material and freight costs.

Selling and administrative expenses were $45.9 million, up from $36.6 million in the prior-year quarter, primarily reflecting investments in talent and capabilities as well as higher professional fees.

Loss from operations was $3.9 million, compared to income from operations of $1.1 million in the same quarter of fiscal 2026. Adjusted loss from operations, a non-GAAP financial measure, was $2.2 million, compared to adjusted income from operations of $2.0 million in the same quarter of fiscal 2026.

Income tax expense was $4.1 million, compared to $4.2 million in the same quarter of fiscal 2026.

Net loss was $11.4 million or $0.32 per diluted share, compared to $10.3 million or $0.29 per diluted share in the same quarter of fiscal 2026. Adjusted net loss, a non-GAAP financial measure, was $7.7 million or $0.22 per diluted share, compared to $7.8 million or $0.22 per diluted share in the same quarter of fiscal 2026.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $12.0 million or 4.5% of net sales, compared to $14.7 million or 6.1% of net sales in the same quarter of fiscal 2026. Adjusted EBITDA, a non-GAAP financial measure, was $13.7 million, or 5.2% of net sales, compared to $15.7 million, or 6.5% of net sales, in the same quarter of fiscal 2026.

Net cash used in operating activities was $7.8 million, compared to net cash provided by operating activities of $25.1 million in the same quarter of fiscal 2026. The increase in cash usage was primarily due to timing that resulted in higher accounts receivable and inventory levels. Free cash flow, a non-GAAP financial measure defined as net cash provided by operating activities less purchases of property, plant, and equipment, was an outflow of $10.9 million, compared to an inflow of $18.0 million in the same quarter of fiscal 2026.

Subsequent to quarter end, the Company completed an amendment to its revolving credit agreement, extending certain maturities one year to October 2028. As part of that extension, the Company reduced its revolving credit facility from $400 million to $375 million at closing.

Segment Fiscal First Quarter 2027 Financial Results

Comparing the Automotive segment’s quarter to the same quarter of fiscal 2026:

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Net sales were $105.7 million, down from $106.1 million. Net sales decreased $0.4 million or 0.4% largely due to lower sales volumes in EMEA and Asia, mostly offset by increased sales, including customer recoveries, in North America. Foreign exchange increased net sales by $0.6 million.
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Loss from operations was $11.7 million, or (11.1)% of Automotive segment net sales, compared to a loss of $12.5 million, or (11.8)% in the prior-year. Loss from operations narrowed primarily due to improved operating performance, partially offset by an increase in selling and administrative expenses.

Comparing the Industrial segment’s quarter to the same quarter of fiscal 2026:

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Net sales were $156.8 million, up from $123.5 million. Net sales increased $33.3 million or 27.0%, due to higher sales volumes for data center, on-highway and off-highway lighting products, including customer recoveries. Foreign currency translation increased net sales by $1.3 million.
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Income from operations was $31.6 million, or 20.2% of Industrial segment net sales, compared to $26.5 million. The increase was primarily due to higher sales volumes and mix, partially offset by higher material and freight costs.

Comparing the Interface segment’s quarter to the same quarter of fiscal 2026:

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Net sales were $2.9 million, down from $10.9 million. The decrease was primarily due to the divestiture of the dataMate business in the fourth quarter of fiscal 2026 and program roll-offs as the consumer appliance business winds down.
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Loss from operations was $0.8 million, or (27.6)% of Interface segment net sales, compared to income from operations of $3.0 million. The decrease was primarily due to lower sales volumes and product mix.

Guidance

For fiscal 2027, the Company affirmed its previous guidance expectation. The Company's fiscal 2027 guidance reflects its current expectations based on available market information, including third-party industry forecasts, customer demand projections, current U.S. tariff policies, and bank forecast currency. The guidance is subject to change due to a variety of factors including the uncertainty in the global trade environment (tariffs, import duties and other trade compliance regulations), geopolitical instability such as conflicts in the Middle East, the successful launch of multiple new programs, the ultimate take rates on EV programs, success and timing of cost recovery actions, inflation, global economic instability, supply chain disruptions, transformation and restructuring efforts, potential impairments, any acquisitions or divestitures, and legal matters.

Fiscal 2027	$ Millions
Net sales	$1,025-1,075
Interest expense	$20-22
Tax expense	$24-26
D&A	$58-62
Adjusted EBITDA	$72-82
Capital expenditures	$25-30

Adjusted EBITDA is a non-GAAP financial measure. In reliance on the safe harbor provided under Section 10(e) of Regulation S-K, the company has not quantitatively reconciled from net income/loss (the most comparable GAAP measure) to Adjusted EBITDA presented in the fiscal 2027 guidance as the company is unable to quantify certain amounts included in net income due to the inherent uncertainty regarding such variables which may be significant.

Conference Call

The company will conduct a conference call and webcast tomorrow, September 3, 2026, at 8:00 a.m. Eastern Time to review financial and operational highlights led by its President and Chief Executive Officer, Jon DeGaynor, and Chief Financial Officer, Laura Kowalchik.

To participate in the conference call, please dial 888-506-0062 (domestic) or 973-528-0011 (international) and provide participant code 335951, at least ten minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, on the Investors page.

A webcast replay will also be available on the company’s website, www.methode.com, on the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a leading global supplier of custom engineered solutions with sales, engineering, and manufacturing locations in North America, Europe, the Middle East and Asia. We design, engineer, and manufacture mechatronic products for OEMs and tiered suppliers across mobility, industrial, and commercial markets. Our capabilities include power distribution, including busbars, smart connect systems, battery disconnect units, and integrated circuit boards; as well as user interface components, specialized light-emitting diode (“LED”) lighting solutions, and sensor applications.

Our products are found in the end markets of transportation (including automotive, commercial vehicle, e-bike, aerospace, bus, and rail), cloud computing and data center infrastructure, and construction equipment. Our business is managed on a segment basis, with those segments being Automotive, Industrial, and Interface.

Non-GAAP Financial Measures

To supplement the company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses Adjusted Net Income (Loss), Adjusted Earnings (Loss) Per Diluted Share, Adjusted Pre-Tax Income (Loss), Adjusted Income (Loss) from Operations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Free Cash Flow as non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view Methode's performance using the same tools that management uses to evaluate its past performance, reportable business segments and prospects for future performance, (iii) are commonly used by other companies in our industry and provide a comparison for investors to the company’s performance versus its competitors and (iv) otherwise provide supplemental information that may be useful to investors in evaluating Methode.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to our operations and business environment, which may cause our actual results to be materially different from any future results, expressed or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or our strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

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Dependence on the automotive, commercial vehicle, data center, and construction industries;
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Timing, quality and cost of new program launches;
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Changes in electric vehicle (“EV”) demand;
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Investment in programs prior to the recognition of revenue;
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Effects from production delays or cancelled orders;
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Changes in global trade policies, including tariffs, and other costs of our global business;
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Changes, expiration, or renegotiation of the United States Mexico Canada Agreement (“USMCA”);
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Failure to attract and retain qualified personnel;
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Effects from inflation;
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Dependence on the availability and price of materials;
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Dependence on a small number of large customers;
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Dependence on our supply chain;
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Risks related to conducting global operations;
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Risks related to geopolitical conflicts;
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Effects of potential catastrophic events or other business interruptions;
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Our ability to withstand pricing pressures, including price reductions;
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Our ability to compete effectively;
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Our lengthy sales cycle;
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Contracts with customers are not for guaranteed volumes;
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Risks related to our exposure to technological change, customer concentration, and cyclical demand in the data center market;

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Potential work stoppages;
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Our ability to successfully benefit from acquisitions and divestitures;
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Our ability to manage our debt levels and refinance or extend our credit agreement;
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Our ability to comply with restrictions and covenants under our credit agreement;
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Interest rate changes and variable rate instruments;
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Timing and magnitude of costs associated with restructuring activities;
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Recognition of goodwill, other intangible asset, and long-lived asset impairment charges;
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Risks associated with inventory;
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Currency fluctuations;
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Income tax rate fluctuations;
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Judgments related to accounting for tax positions;
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Our ability to realize the benefits from our deferred tax assets;
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Risks associated with litigation;
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Risks associated with government inquiries;
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Risks associated with warranty claims;
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Effects of changing government regulations;
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Changing requirements by stakeholders on environmental or social matters;
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Effects of information technology (“IT”) disruptions or cybersecurity incidents;
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Our ability to innovate and keep pace with technological changes; and
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Our ability to protect our intellectual property.

Additional details and factors are discussed under the caption “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Any forward-looking statements made by us speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Contact Information

ir@methode.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per-share data)

	Three Months Ended
	August 1, 2026	August 2, 2025
	(13 Weeks)	(13 Weeks)
Net sales	$265.4	$240.5

Cost of products sold	217.7	197.0

Gross profit	47.7	43.5

Selling and administrative expenses	45.9	36.6
Amortization of intangibles	5.7	5.8

Income (loss) from operations	(3.9)	1.1

Interest expense, net	5.2	5.9
Other expense (income), net	(1.8)	1.3

Pre-tax income (loss)	(7.3)	(6.1)

Income tax expense (benefit)	4.1	4.2

Net income (loss)	$(11.4)	$(10.3)

Income (loss) per share:
Basic	$(0.32)	$(0.29)
Diluted	$(0.32)	$(0.29)

Cash dividends per share	$0.05	$0.07

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per-share data)

	August 1, 2026	May 2, 2026
ASSETS
Current assets:
Cash and cash equivalents	$116.2	$139.6
Accounts receivable, net	256.4	257.3
Inventories, net	184.6	178.7
Income tax receivable	2.9	3.2
Prepaid expenses and other current assets	24.3	21.2
Total current assets	584.4	600.0
Long-term assets:
Property, plant and equipment, net	202.9	209.3
Goodwill	173.5	174.9
Other intangible assets, net	211.4	218.9
Operating lease right-of-use assets, net	19.4	20.5
Deferred tax assets	39.1	39.5
Pre-production costs	16.0	18.2
Other long-term assets	17.0	24.8
Total long-term assets	679.3	706.1
Total assets	$1,263.7	$1,306.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$136.9	$134.1
Accrued employee liabilities	36.3	49.1
Other accrued liabilities	44.8	45.6
Short-term operating lease liabilities	8.9	8.9
Short-term debt	0.2	0.2
Income tax payable	15.2	15.6
Total current liabilities	242.3	253.5
Long-term liabilities:
Long-term debt	310.3	324.8
Long-term operating lease liabilities	13.8	14.8
Other long-term liabilities	5.2	5.8
Deferred tax liabilities	29.0	29.7
Total long-term liabilities	358.3	375.1
Total liabilities	600.6	628.6
Shareholders' equity:
Common stock, $0.50 par value, 100,000,000 shares authorized, 36,841,566 shares and 36,806,583 shares issued as of August 1, 2026 and May 2, 2026, respectively	18.4	18.4
Additional paid-in capital	202.2	200.1
Accumulated other comprehensive loss	(11.4)	(8.8)
Treasury stock, 1,346,624 shares as of August 1, 2026 and May 2, 2026	(11.5)	(11.5)
Retained earnings	465.4	479.3
Total shareholders' equity	663.1	677.5
Total liabilities and shareholders' equity	$1,263.7	$1,306.1

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended
	August 1, 2026	August 2, 2025
	(13 Weeks)	(13 Weeks)
Operating activities:
Net income (loss)	$(11.4)	$(10.3)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	14.1	14.9
Stock-based compensation expense	2.1	1.2
Amortization of debt issuance costs	0.4	0.3
Partial write-off of unamortized debt issuance costs	—	0.6
Gain on sale of property, plant and equipment	—	(0.5)
Inventory obsolescence	2.7	1.7
Change in deferred income taxes	(0.8)	0.5
Other	0.1	(1.0)
Changes in operating assets and liabilities:
Accounts receivable, net	(0.7)	28.3
Inventories, net	(9.3)	2.8
Prepaid expenses and other assets	8.0	6.2
Accounts payable	1.7	(6.2)
Other liabilities	(14.7)	(13.4)
Net cash provided (used) by operating activities	(7.8)	25.1

Investing activities:
Purchases of property, plant and equipment	(3.1)	(7.1)
Proceeds from disposition of assets	—	1.3
Net cash provided (used) by investing activities	(3.1)	(5.8)

Financing activities:
Taxes paid related to net share settlement of equity awards	(0.3)	(0.4)
Repayments of finance leases	(0.1)	(0.1)
Debt issuance costs	—	(1.6)
Cash dividends	(1.8)	(2.8)
Proceeds from borrowings	10.0	78.5
Repayments of borrowings	(20.1)	(78.1)
Net cash provided (used) by financing activities	(12.3)	(4.5)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.2)	2.7
Increase (decrease) in cash and cash equivalents	(23.4)	17.5
Cash and cash equivalents at beginning of the period	139.6	103.6
Cash and cash equivalents at end of the period	$116.2	$121.1

Supplemental cash flow information:
Cash paid during the period for:
Interest	$5.0	$4.8
Income taxes, net of refunds	$4.4	$5.7
Operating lease obligations	$2.4	$2.2

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (unaudited)

(in millions)

	Three Months Ended
	August 1, 2026	August 2, 2025
	(13 Weeks)	(13 Weeks)
EBITDA:
Net income (loss)	$(11.4)	$(10.3)
Income tax expense	4.1	4.2
Interest expense, net	5.2	5.9
Amortization of intangibles	5.7	5.8
Depreciation	8.4	9.1
EBITDA	12.0	14.7
Partial write-off of unamortized debt issuance costs	—	0.6
Restructuring costs and asset impairment charges	0.6	0.9
Net gain on sale of non-core assets	—	(0.5)
Transaction cost and other strategic costs	1.1	—
Adjusted EBITDA	$13.7	$15.7

EBITDA as a % of net sales	4.5%	6.1%
Adjusted EBITDA as a % of net sales	5.2%	6.5%

	Three Months Ended
	August 1, 2026	August 2, 2025
	(13 Weeks)	(13 Weeks)
Free Cash Flow:
Net cash provided (used) by operating activities	$(7.8)	$25.1
Purchases of property, plant and equipment	(3.1)	(7.1)
Free cash flow	$(10.9)	$18.0

	August 1, 2026	May 2, 2026
Net Debt:
Short-term debt	$0.2	$0.2
Long-term debt	310.3	324.8
Total debt	310.5	325.0
Less: cash and cash equivalents	(116.2)	(139.6)
Net debt	$194.3	$185.4

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (unaudited)

(in millions, except per share data)

	Three Months Ended
	August 1, 2026 (13 Weeks)				August 2, 2025 (13 Weeks)
	Income (loss) from operations	Pre-tax income (loss)	Net income (loss)	Diluted income (loss) per share	Income (loss) from operations	Pre-tax income (loss)	Net income (loss)	Diluted income (loss) per share
U.S. GAAP (as reported)	$(3.9)	$(7.3)	$(11.4)	$(0.32)	$1.1	$(6.1)	$(10.3)	$(0.29)
Restructuring costs and asset impairment charges	0.6	0.6	0.5	$0.01	0.9	0.9	0.7	$0.02
Partial write-off of unamortized debt issuance costs	—	—	—	$—	—	0.6	0.5	$0.01
Net gain on sale of non-core assets	—	—	—	$—	—	(0.5)	(0.4)	$(0.01)
Transaction cost and other strategic costs	1.1	1.1	0.8	$0.02	—	—	—	$—
Valuation allowance on deferred tax assets	—	—	2.4	$0.07	—	—	1.7	$0.05
Non-U.S. GAAP (adjusted)	$(2.2)	$(5.6)	$(7.7)	$(0.22)	$2.0	$(5.1)	$(7.8)	$(0.22)